Exhibit 99.1

BTCS Closes $9.5 Million Registered Direct Offering

Digital assets and cash now approximately $21 million

Silver Spring, MD – (Globe Newswire – March 4, 2021) – BTCS Inc. (OTCQB: BTCS) (“BTCS” or the “Company”), a digital asset and blockchain technology focused company, today announced that it has closed its previously announced registered direct offering of 9,500,000 shares of its common stock and warrants to purchase up to 7,125,000 shares of common stock. The gross proceeds to the Company were $9.5 million, before deducting placement agent fees and other offering expenses. After giving effect to the offering and expenses related thereto, the fair market value of the Company’s digital assets of roughly $10.2 million and current cash balance of $10.8 million is now approximately $21 million.

The Company intends to use the net proceeds of the offering to expand its transaction verification services business which entails actively operating nodes that secure proof-of-stake blockchains such as ethereum 2.0, an area of revenue-generating business activity where BTCS is the first U.S. public company to establish such operations.

A.G.P./Alliance Global Partners acted as the sole placement agent for the offering.

The securities described above were offered pursuant to a “shelf” registration statement on Form S-3 (File No. 33-252509) was filed with the Securities and Exchange Commission (the “SEC”) on January 28, 2021 and was declared effective on February 16, 2021. Such securities were offered by means of a purchase agreement and prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and the accompanying prospectus relating to the offering of the securities were filed with the SEC. Electronic copies of the final prospectus supplement and the accompanying prospectus relating to the offering of the securities may be obtained on the SEC’s website at http://www.sec.gov or by contacting A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these shares, nor shall there be any sale of these shares in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About BTCS:

BTCS is an early entrant in the digital asset market and one of the first U.S. publicly traded companies focused on digital assets and blockchain technologies. The Company through its transaction verification services business actively verifies and validates blockchain transactions and is rewarded with digital assets for its work. The Company is also developing a proprietary digital asset data analytics platform that allows users to consolidate their crypto trades from multiple exchanges onto a single platform, enabling users to view and analyze their performance, risk metrics, and potential tax implications. The Company employs a digital asset treasury strategy with a primary focus on disruptive non-security protocol layer assets such as bitcoin and ethereum. For more information visit: www.btcs.com.

Forward-Looking Statements:

Certain statements in this press release, constitute “forward-looking statements” within the meaning of the federal securities laws including statements regarding the intended use of the proceeds from the offering. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation the rewards and costs associated with validating transactions on proof-of-stake blockchains, significant decrease in value of ETH and rewards while locked up, loss or theft of the private withdrawal keys resulting in the complete loss of ETH and reward, as well as risks set forth in the Company’s filings with the SEC including its Form 10-K for the year ended December 31, 2020 and the prospectus supplement dated March 2, 2021. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations:

Dave Gentry

RedChip Companies, Inc.

Phone: (407) 491-4498

dave@redchip.com